COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN DREYFUS
PREMIER LIMITED TERM HIGH INCOME FUND CLASS A SHARES, CLASS B
SHARES, CLASS C SHARES AND CLASS R SHARES AND THE MERRILL LYNCH
HIGH YIELD MASTER II INDEX

EXHIBIT A:

                    DREYFUS    DREYFUS     DREYFUS     DREYFUS
                    PREMIER    PREMIER     PREMIER     PREMIER
         MERRILL    LIMITED    LIMITED     LIMITED     LIMITED
          LYNCH   TERM HIGH   TERM HIGH   TERM HIGH  TERM HIGH
          HIGH      INCOME      INCOME      INCOME     INCOME
         YIELD       FUND        FUND        FUND       FUND
PERIOD  MASTER II  (CLASS A    (CLASS B    (CLASS C   (CLASS R
         INDEX*     SHARES)    SHARES)     SHARES)     SHARES)

6/2/97     10,000      9,549      10,000      10,000     10,000
6/30/97    10,155      9,620      10,069      10,067     10,076
9/30/97    10,598      9,971      10,422      10,422     10,458
12/31/9    10,856     10,063      10,504      10,497     10,544
3/31/98    11,179     10,449      10,894      10,871     10,956
6/30/98    11,352     10,602      11,039      11,018     11,123
9/30/98    10,876     10,057      10,458      10,423     10,557
12/31/98    11,176     10,053      10,078      10,399     10,559


*Source: Merrill Lynch, Pierce, Fenner and Smith Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS PREMIER CORE VALUE FUND CLASS A SHARES AND THE
STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX

 EXHIBIT A:
                DREYFUS
              PREMIER CORE     STANDARD & POOR'S
  PERIOD      VALUE FUND         500 COMPOSITE
           (CLASS A SHARES)    STOCK PRICE INDEX*

 12/31/88              9,424                10,000
 12/31/89             11,776                13,163
 12/31/90             10,194                12,754
 12/31/91             12,526                16,631
 12/31/92             13,031                17,896
 12/31/93             15,182                19,697
 12/31/94             15,234                19,955
 12/31/95             20,652                27,444
 12/31/96             25,079                33,742
 12/31/97             31,401                44,995
 12/31/98             33,616                57,864



*Source: Lipper Analytical Services, Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER MANAGED INCOME FUND CLASS A SHARES
AND THE LEHMAN BROTHERS AGGREGATE BOND INDEX


EXHIBIT A:

           DREYFUS PREMIER
               MANAGED          LEHMAN BROTHERS
 PERIOD      INCOME FUND           AGGREGATE
           (CLASS A SHARES)       BOND INDEX*

12/31/88               9,549               10,000
12/31/89              10,080               11,453
12/31/90              10,523               12,479
12/31/91              12,315               14,476
12/31/92              13,395               15,548
12/31/93              15,342               17,064
12/31/94              14,554               16,566
12/31/95              17,075               19,626
12/31/96              17,658               20,339
12/31/97              19,388               22,302
12/31/98              20,338               24,240


*Source: Lehman Brothers